As filed with the Securities and Exchange Commission on November 3, 2008
Registration No. 333-150101

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PNM Resources, Inc.
(Exact name of registrant as specified in its charter)

New Mexico (State or other jurisdiction of incorporation or organization)	85-0468296 (I.R.S. Employer Identification Number)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick T. Ortiz, Esq.
Senior Vice President, General Counsel and Secretary
PNM Resources, Inc.
414 Silver Street SW
Albuquerque, New Mexico 87102
Telephone: (505) 241-2896
Fax: (505) 241-2368
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles L. Moore, Esq. Associate General Counsel PNM Resources, Inc. Alvarado Square Albuquerque, New Mexico 87158 Tel. 505-241-4935 Fax. 505-241-2393	Jill M. Webb, Esq. Troutman Sanders LLP 1001 Haxall Point Richmond, Virginia 23219 Tel. 804-697-1441 Fax. 804-698-5198
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit	Offering Price	Fee
Debt Securities	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price and an unspecified amount of securities of the identified class of securities is being registered as may, from time to time, be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

i

EXPLANATORY NOTE
     This Registration Statement on Form S-3 (registration No. 333-150101) of PNM Resources, Inc. is being amended to (i) register an additional class of debt securities, (ii) file as exhibits to the Registration Statement, the base indenture and the supplements thereto pursuant to which the debt securities will be offered, thereby qualifying the indenture as supplemented under the Trust Indenture Act of 1939 and (iii) file as exhibits to the Registration Statement the Statement of Eligibility on Form T-1 for U.S. Bank National Association, the trustee under the indenture as supplemented pursuant to which the debt securities will be offered, and certain other exhibits. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement, and accordingly, such base prospectus is being omitted from this filing.

I-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered hereby. All amounts are estimated.

Amount to Be
Paid Per
Offering*
SEC registration fee	$ **
Printing fees	5,000
Accounting fees and expenses	15,000
Legal fees and expenses	100,000
Trustee’s fees and expenses	10,000
Rating agency fees	50,000
Listing fees	***
Miscellaneous	5,525

Total	$185,525

*	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.

**	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the SEC registration fee until the time of any particular offering of securities under this registration statement, and such fee is therefore not currently determinable.

***	Listing fees are based upon the principal amount of securities listed, if any, and are therefore not currently determinable.
Item 15. Indemnification of Directors and Officers.
     Section 6 of Article II of PNM Resources, Inc.’s Bylaws contains the following provisions with respect to indemnification of directors and officers:
Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.
     Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if: (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person’s official capacity with the corporation, that the person’s conduct was in its best interests; and (b) in all other cases, that the person’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has: (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute; and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, by-laws, general or specific action of its Board of Directors, or contract.
     Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. We have entered into agreements with each director and officer which provide for indemnification of directors and officers to the fullest extent permitted by law including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.
     Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of PNM Resources, Inc. out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.
Item 16. Exhibits and Financial Statement Schedules.
     The following exhibits are included herein or incorporated herein by reference:

Exhibit
Number	Exhibit Description

4.3	Indenture dated as of October 7, 2005, between PNMR and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.11 to PNMR’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, File No. 1-32462)

4.4	Supplemental Indenture dated as of October 7, 2005, between PNMR and U.S. Bank National Association, as Trustee, with Form of Senior Note included as Exhibit A thereto (incorporated by reference from Exhibit 4.12 to PNMR’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, File No. 1-32462)

4.5	Supplemental Indenture No. 2 dated as of August 4, 2008, between PNMR and U.S. Bank National Association, as Trustee

5.3	Opinion of Charles L. Moore, Esq.

5.4	Opinion of Troutman Sanders LLP

23.4	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.5	Consent of Charles L. Moore, Esq. (included in Exhibit 5.3 to this Registration Statement)

23.6	Consent of Troutman Sanders LLP (included in Exhibit 5.4 to this Registration Statement)

25.2	Statement of Eligibility of U.S. Bank National Association, as Trustee for the Debt Securities
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on November 3, 2008.

PNM RESOURCES, INC.
By:	/s/ Jeffry E. Sterba
Jeffry E. Sterba
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffry E. Sterba	Chairman and Chief Executive Officer; Director	November 3, 2008
Jeffry E. Sterba	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer	November 3, 2008
Charles N. Eldred	(Principal Financial Officer)

*	Vice President and Corporate Controller	November 3, 2008
Thomas G. Sategna	(Principal Accounting Officer)

*	Director	November 3, 2008
Adelmo E. Archuleta

*	Director	November 3, 2008
Julie A. Dobson

*	Director	November 3, 2008
Woody L. Hunt

*	Director	November 3, 2008
Robert R. Nordhaus

*	Director	November 3, 2008
Manuel T. Pacheco

*	Director	November 3, 2008
Robert M. Price

*	Director	November 3, 2008
Bonnie S. Reitz

Director
Donald K. Schwanz

*	Director	November 3, 2008
Joan B. Woodard

By:	/s/ Jeffry E. Sterba
Jeffry E. Sterba, Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

4.3	Indenture dated as of October 7, 2005, between PNMR and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.11 to PNMR’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, File No. 1-32462)

4.4	Supplemental Indenture dated as of October 7, 2005, between PNMR and U.S. Bank National Association, as Trustee, with Form of Senior Note included as Exhibit A thereto (incorporated by reference from Exhibit 4.12 to PNMR’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, File No. 1-32462)

4.5	Supplemental Indenture No. 2 dated as of August 4, 2008, between PNMR and U.S. Bank National Association, as Trustee

5.3	Opinion of Charles L. Moore, Esq.

5.4	Opinion of Troutman Sanders LLP

23.4	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.5	Consent of Charles L. Moore, Esq. (included in Exhibit 5.3 to this Registration Statement)

23.6	Consent of Troutman Sanders LLP (included in Exhibit 5.4 to this Registration Statement)

25.2	Statement of Eligibility of U.S. Bank National Association, as Trustee for the Debt Securities